                          MATERIAL CHANGE REPORT UNDER

               SECTION 85 OF THE SECURITIES ACT (BRITISH COLUMBIA)
                   SECTION 146 OF THE SECURITIES ACT (ALBERTA)
                 SECTION 84 OF THE SECURITIES ACT (SASKATCHEWAN)
                   SECTION 75 OF THE SECURITIES ACT (ONTARIO)
                 SECTION 81 OF THE SECURITIES ACT (NOVA SCOTIA)
              SECTION 76 OF THE SECURITIES ACT, 1990 (NEWFOUNDLAND)


ITEM 1.   REPORTING ISSUER

          Royal Group Technologies Limited (the "Company")
          1 Royal Gate Boulevard
          Vaughan, Ontario
          L4L 8Z7

ITEM 2.   DATE OF MATERIAL CHANGE

          The date of the material change herein reported is December 12, 2003.

ITEM 3.   PRESS RELEASE

          A press release disclosing the material change was issued on December 12, 2003 in Toronto, Ontario and disseminated across Canada by CCN Matthews.

ITEM 4.   SUMMARY OF MATERIAL CHANGE

          On December 12, 2003, the Company announced that it intends to change its fiscal year end from September 30th to December 31st. The transition year shall consist of a fifteen-month period commencing October 1, 2003 and concluding on December 31, 2004. As the Company's business in building products tends to be conducted on a calendar basis and the Company is increasing its focus on sales and marketing activities, a change of its fiscal year end to December 31st will be more consistent with its sales planning and business reporting activities and programs.

          Additionally, the Company shall no longer separately report the sales relating to its Royal Building Systems and Foreign Operations. Instead, it shall include the sales of its various building products in the Company's respective product categories. Similarly, the Company shall include the sales of Housewares and Furniture with sales of Window Coverings or Outdoor Products, as appropriate, for reporting purposes. The changes shall be effected for the next reporting date, being the quarter ending December 31, 2003.

          FULL DESCRIPTION OF MATERIAL CHANGE

          Please see the press release attached hereto as Schedule "A".

ITEM 6.   CONFIDENTIAL REPORT

          Not applicable.

ITEM 7.   OMITTED INFORMATION

          No significant facts have been omitted from this report.


ITEM 8.   SENIOR OFFICER

          For further information, please contact:

          Mark Badger
          Vice President, Corporate Communications

          Tel: (905) 264-0701
          Fax: (905) 264-0702


ITEM 9.   STATEMENT OF SENIOR OFFICER

          The foregoing accurately discloses the material change referred to herein.


          DATED this 18th day of December, 2003 at Vaughan, Ontario.



                                      ROYAL GROUP TECHNOLOGIES LIMITED


                                      Per: /s/  Scott D. Bates
                                           ------------------------------
                                           Scott D. Bates
                                           General Counsel and
                                           Corporate Secretary

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                                  SCHEDULE "A"


NEWS RELEASE TRANSMITTED BY CCNMatthews



[ROYAL GROUP LOGO]



FOR:  ROYAL GROUP TECHNOLOGIES LIMITED

TSX, NYSE SYMBOL: RYG

DECEMBER 12, 2003 - 12:51 ET


ROYAL GROUP ANNOUNCES FISCAL YEAR END CHANGE TO DECEMBER 31

TORONTO, ONTARIO - Royal Group Technologies Limited (RYG: TSX, NYSE) announced today that the Company intends to change its fiscal year end from September 30th, to December 31st. The transition year shall be a fifteen-month period, commencing October 1, 2003 and concluding on December 31, 2004.

The business of the Company in building products, both in the renovation and remodeling market, as well as the new construction market, in North America, tends to be conducted on a calendar basis. As the Company increases its focus on sales and marketing activities, a change of its fiscal year end to December 31st will be more consistent with its sales planning and business reporting activities and programs.

Additionally, the Company shall no longer separately report the sales relating to its RBS and Foreign Operations. Instead, it shall include the sales of its various building products in Royal's respective product categories. Geographical sales data will continue to be reported as in the past. Similarly, the Company shall include the sales of Housewares and Furniture with sales of Window Coverings or Outdoor Products, as appropriate, for reporting purposes. The changes shall be effected for the next reporting date, being the quarter ending December 31, 2003.

To summarize, the categories of sales that will be reported by Royal Group for its Product Segment going forward will be as follows:

     o    Custom Profiles (Primarily Windows, Doors and Mouldings)

     o    Exterior Claddings (Siding, Roofing and Related Products)

     o Outdoor Products/RBS (Fencing, Decking, Railings, Patio Furniture, Sheds, Royal Building Systems)

     o    Home Furnishings (Window Coverings, Housewares)

     o    Pipe/Fittings/Other Construction

Royal Group Technologies Limited is a manufacturer of innovative, polymer-based building products, serving the home improvement, consumer and construction sectors of the market. The company has extensive vertical integration, with operations dedicated to provision of materials, machinery, tooling, real estate and distribution services to its plants producing finished products. Royal's manufacturing facilities are primarily located throughout North America, with international operations in South America, Europe and Asia. Additional investment information is available on Royal Group's web site at www.royalgrouptech.com under the "Investor Relations" section.

The information in this document contains certain forward-looking statements with respect to Royal Group Technologies Limited, its subsidiaries and affiliates. These statements are often, but not always made through the use of words or phrases such as "expect", "should continue", "continue", "believe", "anticipate", "estimate", "contemplate", "target", "plan", "budget", "may", "will", "schedule" and "intend" or similar formulations. By their nature, these forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant, known and unknown, business, economic, competitive and other risks, uncertainties and other factors affecting Royal specifically or its industry generally that could cause actual performance, achievements and financial results to differ materially from those contemplated by the forward-looking statements. These risks and uncertainties include fluctuations in the level of renovation, remodeling and construction activity; changes in product costs and pricing; an inability to achieve or delays in achieving savings related to the cost reductions or revenues related to sales price increases; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring activities compared to the estimated costs of such actions; the ability to recruit and retain qualified employees; the level of outstanding debt and our current debt ratings; the ability to meet the financial covenants in our credit facilities; changes in product mix; the growth rate of the markets into which Royal's products are sold; market acceptance and demand for Royal's products; changes in availability or prices for raw materials; pricing pressures resulting from competition; difficulty in developing and introducing new products; failure to penetrate new markets effectively; the effect on foreign operations of currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local business and other political, economic and regulatory risks; difficulty in preserving proprietary technology; adverse resolution of litigation and administrative and intellectual property disputes; changes in environmental regulations; currency risk exposure and other risks described from time to time in publicly filed disclosure documents and securities commission reports of Royal Group Technologies Limited and its subsidiaries and affiliates. In view of these uncertainties we caution readers not to place undue reliance on these forward-looking statements. Statements made in this document are made as of December 12, 2003 and Royal disclaims any intention or obligation to update or revise any statements made herein, whether as a result of new information, future events or otherwise.


                                      -30-


FOR FURTHER INFORMATION PLEASE CONTACT:

Royal Group Technologies Limited
Mark Badger
Vice President, Corporate Communications
(905) 264-0701
(905) 264-0702  (FAX)